Item 15.	Exhibits, Financial Statement Schedules.

EXHIBIT 10.34

CORNING INCORPORATED

2006 VARIABLE COMPENSATION PLAN

AMENDMENT NO. 1

Pursuant to Section 9 of the Plan, the Board of Directors hereby amends the Corning Incorporated 2006 Variable Compensation Plan (the “Plan”), effective as of January 1, 2008, as follows:

1.	Section 7 is amended by adding the following new sentence after the first sentence of such Section:

Unless deferred in accordance with paragraph 8, payments will be made after the end of the fiscal year for which the award is being paid but before March 15th of the year following the fiscal year for which the award is being paid.

2.	Section 8 is amended by adding the following to the end thereof:

In the event the Committee mandates and/or permits the deferral of all or a portion of any payment earned under the Plan that results in a deferral of compensation subject to Code Section 409A, such arrangement shall comply with the requirements of Code Section 409A, including the requirements for electing any permissive deferrals, and shall be evidenced by a written deferred compensation agreement with the Participant.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment No. 1 on its behalf this 3rd day of October, 2007.

CORNING INCORPORATED

By:	/s/ John P. MacMahon
John P. MacMahon
Title:	Senior Vice President – Global Compensation and Benefits

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